Exhibit (j)

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Independent Auditors and Reports to Shareholders" and to the incorporation by reference of our report dated June 15, 1999 in the Registration Statement of Cash Account Trust on Form N-1A filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 15 to the Registration Statement under the Securities Act of 1933 (File No. 33-32476) and in this Amendment No. 16 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-5970).





                                                               ERNST & YOUNG LLP

Chicago, Illinois
November 8, 1999